UNITED STATES
SECURITIES and EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of report (Date of earliest event reported)              May 20, 2014

FLUSHING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

001-33013
(Commission File Number)

DELAWARE
(State or other jurisdiction of incorporation)

11-3209278
(I.R.S. Employer Identification Number)

1979 MARCUS AVENUE, SUITE E140, LAKE SUCCESS, NEW YORK 11042
(Address of principal executive offices)

(718) 961-5400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( )	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( )	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( )	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

( )	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting of stockholders held on May 20, 2014, as contemplated by the Company’s definitive proxy material for the meeting, certain matters were submitted to a vote of stockholders. The following tables summarize the results of voting with respect to each matter:

	Number of shares voted
	For	Against	Abstain	Non Votes
Election of Directors (four directors were elected to serve until the 2017 annual meeting of stockholders and until their successors are elected and qualified).

Michael J. Hegarty	16,873,806	8,942,361	52,666	1,804,046
John J. McCabe	16,270,833	9,545,334	52,666	1,804,046
Donna M. O'Brien	24,746,629	1,069,527	52,677	1,804,046
Michael J. Russo	24,221,161	1,596,152	51,520	1,804,046

Ratification of the appointment of Grant Thornton, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.	27,344,940	299,679	28,260	-

Advisory approval of Executive Compensation	17,406,708	8,219,731	242,394	1,804,046

Approval of the Company's 2014 Omnibus Incentive Plan	22,022,919	3,625,135	220,779	1,804,046

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUSHING FINANCIAL CORPORATION

Date: May 22, 2014	By:	/s/ David Fry
David Fry
	Title:	Senior Executive Vice President
and Chief Financial Officer